EXHIBIT 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

212-373-3000

212-757-3990

February 15, 2023

GE HealthCare Technologies Inc.

500 W. Monroe Street

Chicago, IL 60661

GE HealthCare Technologies Inc. Mirror 2022 Long-Term Incentive Plan

GE HealthCare Technologies Inc. Mirror 2007 Long-Term Incentive Plan

GE HealthCare Technologies Inc. Mirror 1990 Long-Term Incentive Plan

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to GE HealthCare Technologies Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of up to 1,122,405 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, issuable in respect of awards granted under the GE HealthCare Technologies Inc. Mirror 2022 Long-Term Incentive Plan, the GE HealthCare Technologies Inc. Mirror 2007 Long-Term Incentive Plan and the GE HealthCare Technologies Inc. Mirror 1990 Long-Term Incentive Plan (collectively, the “Plans”).

Paul, Weiss, Rifkind, Wharton & Garrison LLP

GE HealthCare Technologies Inc.	2

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.      the Registration Statement; and

2.     the Plans and the forms of award agreements (collectively, the “Agreements”) relating to awards to be granted under the Plans.

In addition, we have examined (i) corporate records of the Company that we have considered appropriate, including resolutions of the board of directors of the Company, the certificate of incorporation and the bylaws of the Company, certified by the Company as in effect on the date of this letter and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinion expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered in accordance with the terms of each applicable Plan and any applicable Agreement under such Plans, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

GE HealthCare Technologies Inc.	3

We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP